                                                                   Exhibit 10.28

[LOGO]



                                  CONFIDENTIAL
November 19, 2001

Paul Finch                                VIA FAX:    480-629-7670   (2 pages)
                                          ------------------------
eFunds Corporation
Gainey Center II, Suite 300
8501 North Scottsdale Road
Scottsdale  AZ  85253

Dear Paul:

As you know, the ONE(R) Application Development and Support Agreement dated January 1, 2000 (the "Agreement") between Deluxe and eFunds expires on December 31, 2001 and as of such date Deluxe no longer is obligated to provide eFunds or its customers access to the ONE System or perform any further services. Based on our recent discussions, Deluxe's final offer is to extend the term of the Agreement for four years until December 31, 2005 based on the revised pricing, billing and terms set forth below. This offer is based on Deluxe making the same general level and scope of services available to eFunds as have been provided to eFunds this year under the Agreement.


-    OPERATIONAL SUPPORT SERVICES (TRANSACTION HANDLING).

     A "transaction" is defined as a completed electronic submission through the ONE System, including the corresponding response, if applicable. ALL transactions for a given month will be billed at the same transaction fee, determined by the TOTAL NUMBER of transactions handled for the month. (Example: In February 2002, 2,117,526 eFunds transactions are submitted through the ONE System; the fee would be $444,680.46 (2,117,526 x $.21)) The fee is unaffected by transaction type (*with the exception of eFunds data contribution transmissions which are defined below) for the existing set of eFunds transactions. Any new or non-standard transactions will be subject to review by Deluxe for pricing. A minimum monthly transaction charge will apply throughout the extended term, 2002 through 2005. The minimum monthly transaction charges for the extended term are as follows:
     2002 - $183,333 per month; 2003 - $175,000 per month ; 2004 - $158,333 per month; 2005 - $150,000 per month. Subject to these minimum monthly transaction charges, the monthly transaction pricing tiers for the extended term are as follows:


Monthly transaction volume          Per transaction fee
--------------------------          -------------------
0 - 833,333                                        $0.27
---------------------------------------------------------
833,334 - 1,666,667                                $0.24
---------------------------------------------------------
1,666,668 - 2,500,000                              $0.21
---------------------------------------------------------
2,500,001 - 3,333,333                              $0.18
---------------------------------------------------------

*An additional fixed charge of $4,000 per month will be applied for standard data contribution transmissions that utilize the ONE System as the transport. The $4,000 charge is good up to a maximum of 40,000 data contribution transmissions per month. Data contribution transmissions shall not be counted as part of the monthly transaction volume.

Going forward, we agree to meet and work with eFunds to review and document appropriate service level commitments, performance clauses and reporting.

-    DEVELOPMENT SUPPORT

     Development Support will be billed as follows:

     - Standard development provided by eFunds under the Professional Services Agreement will be billed as a "pass-through" at the same rate being billed to Deluxe by eFunds.

     - Standard development support (Project Management / Business Analysis) at $88.00 / HOUR

     - Non-standard development, non-standard development support requests and utilization of non-eFunds Professional Services resources will be evaluated and billed at separate rates.

     -   Travel and living expenses will be billed as incurred.

     -   ELECTRONIC DELIVERY SUPPORT

     The descriptions below refer to the services defined in Article 1.1 DEFINITIONS of Exhibit A to the Agreement. Travel and living expenses will be billed as incurred.

     Standard Electronic Delivery Support will be billed as follows.

     - Electronic Delivery Consultant (referred to as Electronic Delivery Expert (EDE) in the Agreement) at $78 / HOUR.

     -   Electronic Delivery Technical Services (EDTS) at $65 / HOUR

     -   Electronic Delivery Specialist (EDS) at $40 / HOUR

     -   Phone Trainer at $40 / HOUR

     - Non-standard Electronic Delivery Support requests will be evaluated and billed at separate rates.

-     MISCELLANEOUS

Subject to eFunds' acceptance of this offer as provided below, the revised pricing above and the following revisions to the Agreement apply effective as of January 1, 2002:

     - Billing for all services, including minimum monthly transaction charges, will be monthly with payment due thirty days from invoice date.


     - As revised by this letter, the Agreement remains in effect until December 31, 2005.


While we hope these proposed prices and other revisions to the Agreement meet your needs, this is Deluxe's final offer. eFunds may accept this offer by countersigning this letter below and returning a fully signed copy to me via the following fax number by close of business today: 651-481-4040. If we have not so received this letter countersigned by eFunds as of close of business today, this offer automatically expires. In that case, you will need to let us know to whom at eFunds and/or your substitute solution provider we should direct your customers' connectivity and service inquires in anticipation of the December 31, 2001 expiration of the Agreement..

Respectfully,


/s/ Chris Reagan
---------------------------
Chris Reagan
Vice President
Deluxe Financial Services, Inc.


eFunds Corporation

By:      /s/ Paul W. Finch
         ---------------------------

Title:   Executive Vice President

Date:    11/19/01
         ---------------------------



cc:      Chuck Feltz - Deluxe
         Bill Schaich - Deluxe
         Martin Romain
         Adam Elliott - eFunds